Exhibit 10.34

PROMISSORY NOTE
$270,000,000    January 31, 2014

FOR VALUE RECEIVED, VMware, Inc., a Delaware corporation (the “Maker”), hereby promises to pay to the order of EMC Corporation, a Massachusetts corporation (the “Payee”), its successors and assigns, on or before the Maturity Date (as hereinafter defined), the principal sum of Two Hundred Seventy Million Dollars ($270,000,000) together with interest from the date hereof on the unpaid principal balance hereof from time to time outstanding, pursuant to the terms and conditions contained herein.
Interest shall accrue on the outstanding principal balance of this Promissory Note (the “Note”) during each fiscal quarter of the Payee (each, a “Fiscal Quarter”) at a rate per annum of 1.75%.
Interest shall be payable quarterly in arrears commencing on March 31, 2014 and continuing on the last business day of each Fiscal Quarter thereafter, except that the entire unpaid balance of accrued interest, if not sooner paid, shall be due and payable in full on or before the Maturity Date. Interest hereunder shall be computed on the basis of a 365-day year for the actual number of days elapsed. All payments of interest and principal under this Note shall be in lawful money of the United States of America.
The principal balance evidenced by this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on or before December 1, 2022 (the “Maturity Date”); provided, however, that the Maker shall have the right to prepay this Note in full or in part at any time beginning 90 days from the date hereof (the “Prepayment Right”). Any prepayment amount received by the Payee in connection with the Prepayment Right shall be applied first to accrued but unpaid interest thereon through the date of such prepayment, then to principal. Any such prepayment shall be due and payable without any premium or penalty of any kind.
In the event that the Maker fails to make any interest payment or any other payment as and when due and such payment remains unpaid for a period of more than sixty (60) days after notice from the Payee, the Payee may, at the Payee’s sole discretion, accelerate the maturity of all amounts due hereunder, all of which shall be immediately due and payable in full upon written demand from the Payee received by the Maker. Upon the Maker’s receipt of such written notice of acceleration from the Payee, all amounts due hereunder shall automatically and immediately be due and payable in full, without further presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Maker.
The Maker, for itself and its successors and assigns, hereby waives presentment, protest, notice of demand, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind whatsoever, except for the written notice of acceleration and the written notice of a past due payment provided for in the immediately preceding paragraph. Any failure by the Payee to exercise any right hereunder or otherwise available at law or in equity shall not be construed as a waiver of the right to exercise the same, or any other right or remedy, at any time.
No waiver, amendment or other modification of this Note shall be binding upon either the Maker or the Payee, unless in writing and signed by a duly-authorized representative of both parties. If any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, and without invalidating the remainder of such provision or the remaining provisions of this Note.
Payee may assign or transfer any or all of the obligations hereunder. This Note shall be binding upon the Maker and its successors and assigns. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

(Signature Page Follows)

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed and effective as of the day and year first above written.
VMWARE, INC.
By: /s/ Jonathan Chadwick
Printed Name: Jonathan Chadwick
Title: Chief Financial Officer and EVP

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